    As filed with the Securities and Exchange Commission on June 28, 1999
                                                 Registration No. 333-_________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           -----------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                           -----------------------
                            DIGITAL ISLAND, INC.
           (Exact name of registrant as specified in its charter)
          Delaware                                          68-0322824
  (State or other jurisdiction                 (IRS Employer Identification No.)
 of incorporation or organization)
                      353 Sacramento Street, Suite 1520
                           San Francisco, CA 94111
             (Address of principal executive offices) (Zip Code)
                          ------------------------
                          1999 STOCK INCENTIVE PLAN
                      1999 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plan)
                           -----------------------
                                T.L. Thompson
                           Chief Financial Officer
                            Digital Island, Inc.
                      353 Sacramento Street, Suite 1520
                          San Francisco, CA  94111
                   (Name and address of agent for service)
                               (415) 228-4100
        (Telephone number, including area code, of agent for service)
                          ------------------------
                       CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                        Proposed          Proposed
           Title of                                      Maximum           Maximum
          Securities                  Amount            Offering         Aggregate      Amount of
            to be                     to be               Price           Offering     Registration
          Registered                Registered(1)       per Share(2)       Price(2)        Fee
--------------------------------   ---------------      ------------     -----------   ------------
1999 Stock Incentive Plan

Common Stock, $0.001 par value     7,544,000 shares       $12.00         $90,528,000   $25,167.00

1999 Employee Stock Purchase Plan

Common Stock, $0.001 par value       300,000 shares       $12.00         $ 3,600,000   $ 1,001.00
                                                                                       ==========
 Aggregate Registration Fee                                                            $26,168.00
===================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the highest proposed selling price per share of Registrant's Common Stock in the initial public offering of such Common Stock.

                                    PART II

              Information Required in the Registration Statement



Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Digital Island, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Registration Statement No. 333-72039 on Form S-1 filed with the Commission on April 26, 1999, as amended on Forms S-1/A filed with the Commission on June 7, 1999, June 9, 1999, and June 24, 1999, respectively;

         (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(a) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-72039, in which there is set forth the audited financial statements for the Registrant's fiscal year ended September 30, 1999; and

         (c) The Registrant's Registration Statement No. 000-26283 on Form 8-A filed with the Commission on June 7, 1999 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         --------------------------

               Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

               Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnity Agreements with its officers and directors, a form of which was previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (N.o. 333-77039). The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains directors and officers liabilities insurance.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

               Not Applicable.

Item 8.  Exhibits
         --------

Exhibit
Number     Exhibit
-------    -------

 4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26283 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
 5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
 24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
 99.1      1999 Stock Incentive Plan.
 99.2      Form of Notice of Grant of Stock Option.
 99.3      Form of Stock Option Agreement.
 99.4 Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
 99.5 Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right)
 99.6      Form of Stock Issuance Agreement.
 99.7 Form Addendum to Stock Issuance Agreement (Involuntary Termination Following Corporate Transaction/Change in Control).
 99.8      Form Automatic Stock Option Agreement.
 99.9 Form Notice of Grant of Non-Employee Director - Automatic Stock Option - Initial.
 99.10 Form Notice of Grant of Non-Employee Director - Automatic Stock Option - Annual.
 99.11     1999 Employee Stock Purchase Plan.
 99.12     Form of Enrollment/Change Form.
 99.13     Form of Stock Purchase Agreement.

Item 9.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 28th day of June, 1999.

                                       Digital Island, Inc.


                                       By: /s/ Ruann Ernst
                                           -------------------------------------
                                           Ruann Ernst
                                           Chief Executive Officer and President


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Digital Island, Inc., a Delaware corporation, do hereby constitute and appoint Ruann Ernst, and T.L. Thompson, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                       Date
---------                  -----                                       ----


/s/ Ron Higgins            Chairman of the Board of Directors      June 28, 1999
-----------------------
Ron Higgins



/s/ Ruann Ernst            Chief Executive Officer,                June 28, 1999
-----------------------    President and Director
Ruann Ernst                (Principal Executive Officer)

/s/ T.L. Thompson          Chief Financial Officer                 June 28, 1999
-----------------------    (Principal Financial and
T.L. Thompson              Accounting Officer)


/s/ Charlie Bass           Director                                June 28, 1999
-----------------------
Charlie Bass


/s/ Christos Cotsakos      Director                                June 28, 1999
-----------------------
Christos Cotsakos


/s/ Marcelo A. Gumucio     Director                                June 28, 1999
-----------------------
Marcelo A. Gumucio


/s/ Cliff Higgerson        Director                                June 28, 1999
-----------------------
Cliff Higgerson

/s/ David Spreng           Director                                June 28, 1999
-----------------------
David Spreng


/s/ Shahan Soghikian       Director                                June 28, 1999
-----------------------
Shahan Soghikian

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit
-------        -------

 4             Instruments Defining the Rights of Stockholders.  Reference
               is made to Registrant's Registration Statement No. 000-26283 on
               Form 8-A, together with any exhibits thereto, which are
               incorporated herein by reference pursuant to Item 3(c) to this
               Registration Statement.
 5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1          Consent of PricewaterhouseCoopers LLP, Independent
               Accountants.
 23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
 24            Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
 99.1          1999 Stock Incentive Plan.
 99.2          Form of Notice of Grant of Stock Option.
 99.3          Form of Stock Option Agreement.
 99.4          Form of Addendum to Stock Option Agreement (Involuntary
               Termination Following Corporate Transaction/Change in Control).
 99.5          Form of Addendum to Stock Option Agreement (Limited Stock
               Appreciation Right).
 99.6          Form of Stock Issuance Agreement.
 99.7          Form Addendum to Stock Issuance Agreement (Involuntary
               Termination Following Corporate Transaction/Change in Control).
 99.8          Form Automatic Stock Option Agreement.
 99.9          Form Notice of Grant of Non-Employee Director Automatic Stock
               Option - Initial.
 99.10         Form Notice of Grant of Non-Employee Director Automatic Stock
               Option - Annual.
 99.11         1999 Employee Stock Purchase Plan.
 99.12         Form of Enrollment/Change Form.
 99.13         Form of Stock Purchase Agreement.